Exhibit 99.1

STERIS Announces Financial Results for Fiscal 2021 Third Quarter

•	Third quarter revenue increases 4% as reported; 1% constant currency organic
•	Third quarter earnings per diluted share increase to $1.33 on a U.S. GAAP basis and $1.73 on an adjusted basis
•	Increased free cash flow driven by net income growth and working capital improvements

DUBLIN, IRELAND - (February 2, 2021) - STERIS plc (NYSE: STE) (“STERIS” or the “Company”) today announced financial results for its fiscal 2021 third quarter ended December 31, 2020. Revenue as reported for the quarter increased 4% to $808.9 million compared with $774.3 million in the third quarter of fiscal 2020, with growth in all three segments. Constant currency organic revenue (see Non-GAAP Financial Measures) increased 1% for the third quarter of fiscal 2021 compared to strong constant currency organic revenue results in the third quarter of fiscal 2020.

“We continue to be impressed by the resilience of our business and the good work by STERIS Associates,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “In our third quarter, Healthcare capital equipment orders continued their sequential improvement, resulting in near record backlog at the end of December. As anticipated, Life Sciences consumable Customers appear to have worked through inventory, resulting in a return to more normalized revenue growth rates, and AST continues its path of strong growth. We are well positioned to finish another record year in revenue and income during fiscal 2021 and look forward to welcoming Cantel Medical to the STERIS family in fiscal 2022.”

As reported, net income for the third quarter increased to $114.5 million or $1.33 per diluted share, compared with $104.9 million, or $1.23 per diluted share in the third quarter of fiscal 2020. Adjusted net income (see Non-GAAP Financial Measures) for the third quarter of fiscal 2021 increased to $149.2 million, or $1.73 per diluted share, compared with the previous year’s third quarter of $124.0 million or $1.45 per diluted share.

Third Quarter Segment Results
Healthcare revenue as reported grew 2% in the quarter to $521.7 million compared with $509.2 million in the third quarter of fiscal 2020. This performance reflected a 14% increase in consumable revenue, in part benefiting from $15.5 million in revenue from Key Surgical, and 1% growth in service revenue offset by a 5% decline in capital equipment revenue. Constant currency organic revenue declined 1% during the quarter. Healthcare operating income was $115.4 million compared with $105.2 million in last year’s third quarter. The increase in profitability was primarily due to lower operating expenses due to business disruption from COVID-19 and the favorable impact from Key Surgical.

Fiscal 2021 third quarter revenue for Applied Sterilization Technologies increased 13% as reported to $176.5 million compared with $156.3 million in the same period last year. Constant currency organic revenue increased 10%, driven primarily by increased demand from medical device Customers in the quarter. Segment operating income was $81.6 million in the third quarter of fiscal 2021 compared with operating income of $65.5 million in the same period last year primarily due to the increased volume, lower operating expenses and favorable foreign currency impact.

Life Sciences third quarter revenue as reported grew 2% to $110.8 million compared with $108.8 million in the third quarter of fiscal 2020, driven by 7% growth in consumable revenue and 5% growth in service revenue offset by a 9% decline in capital equipment revenue. While capital equipment shipments declined compared with the prior year period, orders remained strong and backlog ended the quarter at record levels. Constant currency organic revenue was flat in the quarter. Operating income was $41.5 million in the third quarter of fiscal 2021 compared with $37.7 million in the prior year’s third quarter, primarily driven by revenue mix and lower operating expenses.

Cash Flow
Net cash provided by operations for the first nine months of fiscal 2021 was $501.8 million, compared with $391.3 million in fiscal 2020. Free cash flow (see Non-GAAP Financial Measures) for the first nine months of fiscal 2021 was $337.7 million compared with $238.1 million in the prior year period. The increase in free cash flow is primarily due to increases in net income and working capital improvements somewhat offset by higher capital expenditures.

Dividend Announcement
STERIS’s Board of Directors has approved a quarterly interim dividend of $0.40 per share. The dividend is payable March 25, 2021 to shareholders of record at the close of business on February 24, 2021.

Conference Call
As previously announced, STERIS management will host a conference call tomorrow, February 3, 2021 at 10:00 a.m. ET. The conference call can be heard at www.steris-ir.com or via phone by dialing 1-833-535-2199 in the United States or 1-412-902-6776 internationally, then asking to join the conference call for STERIS plc.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. ET on February 3, 2021, either at www.steris-ir.com or via phone. To access the replay of the call, please use the access code 10150937 and dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally.

About STERIS
STERIS’s MISSION IS TO HELP OUR CUSTOMERS CREATE A HEALTHIER AND SAFER WORLD by providing innovative healthcare and life science product and service solutions around the globe. For more information, visit www.steris.com.

Investor Contact:
Julie Winter, Vice President, Investor Relations and Corporate Communications
Julie_Winter@steris.com
+1 440 392 7245

Media Contact:
Stephen Norton, Senior Director, Corporate Communications
Stephen_Norton@steris.com
+1 440 392 7482

Non-GAAP Financial Measures
Adjusted net income, adjusted EBIT, free cash flow and constant currency organic revenue are non-GAAP measures that may be used from time to time and should not be considered replacements for GAAP results. Non-GAAP financial measures are presented in this release with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented. The Company believes that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures, provides a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure.

Adjusted net income excludes the amortization of intangible assets acquired in business combinations, acquisition related transaction costs, integration costs related to acquisitions, redomiciliation and tax restructuring costs, COVID-19 incremental costs, and certain other unusual or non-recurring items. COVID-19 incremental costs includes the additional costs attributable to COVID-19 such as enhanced cleaning protocols, personal protective equipment for our employees, event cancellation fees, and payroll costs associated with our response to COVID-19, net of any government subsidies available. STERIS believes this measure is useful because it excludes items that may not be indicative of or are unrelated to our core operating results and provides a baseline for analyzing trends in our underlying businesses.

The Company defines free cash flow as cash flows from operating activities less purchases of property, plant, equipment and intangibles, plus proceeds from the sale of property, plant, equipment, and intangibles. STERIS believes that free cash flow is a useful measure of the Company’s ability to fund future principal debt repayments and growth outside of core operations, pay cash dividends, and repurchase ordinary shares.

To measure the percentage organic revenue growth, the Company removes the impact of significant acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales, gross profit, operating income, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This press release and the referenced conference call may contain forward-looking statements within the meaning of the federal securities laws about STERIS. Forward-looking statements speak only as to the date the statement is made and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “orders,” “backlog,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are based on current expectations, estimates or forecasts about our businesses, the industries in which we operate and current beliefs and assumptions of management and are subject to uncertainty and changes in circumstances. Investors should understand that these statements are not guarantees of performance or results. Many important factors could affect actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. No assurances can be provided as to any result or the timing of any outcome regarding matters described in STERIS’s or Cantel’s securities filings or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, cost reductions, business strategies, earnings or revenue trends or future financial results. Unless legally required, we do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. These risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•the failure to obtain Cantel stockholder approval of the proposed transaction;
•the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval and any conditions imposed on the combined entity in connection with consummation of the proposed transaction;
•delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction;

•the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated;
•the occurrence of any event that could give rise to termination of the merger agreement;
•the risk that shareholder/stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transactions or result in significant costs of defense, indemnification and liability;
•risks related to the disruption of the proposed transaction to STERIS, Cantel and our respective managements;
•risks relating to the value of the STERIS shares to be issued in the transaction;
•the effect of announcement of the proposed transaction on our ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties;
•the impact of the COVID-19 pandemic on STERIS’s or Cantel’s operations, performance, results, prospects, or value;
•STERIS’s ability to achieve the expected benefits regarding the accounting and tax treatments of the redomiciliation to Ireland (“Redomiciliation”);
•operating costs, Customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, Customers, clients or suppliers) being greater than expected following the Redomiciliation;
•STERIS’s ability to meet expectations regarding the accounting and tax treatment of the Tax Cuts and Jobs Act (“TCJA”) or the possibility that anticipated benefits resulting from the TCJA will be less than estimated;
•changes in tax laws or interpretations that could increase our consolidated tax liabilities, including changes in tax laws that would result in STERIS being treated as a domestic corporation for United States federal tax purposes;
•the potential for increased pressure on pricing or costs that leads to erosion of profit margins;
•the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated;
•the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation any of the same relating to FDA, EPA or other regulatory authorities, government investigations, the outcome of any pending or threatened FDA, EPA or other regulatory warning notices, actions, requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product or service introductions, affect the production, supply and/or marketing of existing products or services or otherwise affect STERIS’s or Cantel’s performance, results, prospects or value;
•the potential of international unrest, economic downturn or effects of currencies, tax assessments, tariffs and/or other trade barriers, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs;
•the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s or Cantel’s products and services;
•the possibility of delays in receipt of orders, order cancellations, or delays in the manufacture or shipment of ordered products or in the provision of services;
•the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS’s and Cantel’s businesses, industry or initiatives including, without limitation, those matters described in STERIS’s and Cantel’s respective Annual Reports on Form 10-K for the year ended March 31, 2020 and July 31, 2020, respectively, and other securities filings, may adversely impact STERIS’s and/or Cantel’s performance, results, prospects or value;

•the impact on STERIS and its operations, or tax liabilities, of Brexit or the exit of other member countries from the EU, and STERIS’s ability to respond to such impacts;
•the impact on STERIS, Cantel and their respective operations of any legislation, regulations or orders, including but not limited to any new trade or tax legislation, regulations or orders, that may be implemented by the U.S. administration or Congress, or of any responses thereto;
•the possibility that anticipated financial results or benefits of recent acquisitions, including the acquisition of Key Surgical, or of STERIS’s restructuring efforts, or of recent divestitures, or of restructuring plans will not be realized or will be other than anticipated;
•the effects of contractions in credit availability, as well as the ability of STERIS’s and Cantel’s Customers and suppliers to adequately access the credit markets when needed;
•STERIS’s ability to complete the acquisition of Cantel, including the fulfillment of closing conditions and obtaining financing, on terms satisfactory to STERIS or at all; and
•other risks described in STERIS’s and Cantel’s respective most recent Annual Reports on Form 10-K and other reports filed with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law. This cautionary statement is applicable to all forward-looking statements contained herein and in the referenced conference call.

STERIS plc
Consolidated Condensed Statements of Operations
(In thousands, except per share data)	Three Months Ended December 31,		Nine Months Ended December 31,

	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$808,924	$774,261	$2,233,988	$2,207,904
Cost of revenues	463,063	442,075	1,272,522	1,249,380
Total cost of revenues - restructuring	—	833	—	2,661
Total cost of revenues, net	463,063	442,908	1,272,522	1,252,041
Gross profit	345,861	331,353	961,466	955,863
Operating expenses:
Selling, general, and administrative	182,373	172,927	510,250	527,667
Research and development	16,438	16,487	48,812	48,321
Restructuring expenses	20	(448)	110	667
Total operating expenses	198,831	188,966	559,172	576,655

Income from operations	147,030	142,387	402,294	379,208
Non-operating expenses, net	7,600	8,435	22,280	28,539
Income tax expense	24,842	29,285	71,294	66,083
Net income	$114,588	$104,667	$308,720	$284,586
Less: Net income (loss) attributable to noncontrolling interests	87	(263)	171	297
Net income attributable to shareholders	$114,501	$104,930	$308,549	$284,289

Earnings per ordinary share (EPS) data:
Basic	$1.34	$1.24	$3.62	$3.35
Diluted	$1.33	$1.23	$3.59	$3.32

Cash dividends declared per share ordinary outstanding	$0.40	$0.37	$1.17	$1.08

Weighted average number of shares outstanding used in EPS computation:
Basic number of shares outstanding	85,330	84,788	85,153	84,740
Diluted number of shares outstanding	86,032	85,628	85,851	85,630

STERIS plc
Consolidated Condensed Balance Sheets
(in thousands)
	December 31,	March 31,
	2020	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$252,502	$319,581
Accounts receivable, net	556,117	586,481
Inventories, net	294,132	248,259
Prepaid expenses and other current assets	73,324	54,430
Total current assets	1,176,075	1,208,751

Property, plant, and equipment, net	1,226,895	1,111,855
Lease right-of-use assets, net	149,741	131,837
Goodwill	2,926,551	2,356,085
Intangibles, net	1,043,904	565,473
Other assets	57,614	51,581
Total assets	$6,580,780	$5,425,582
Liabilities and equity
Current liabilities:
Accounts payable	$134,471	$149,341
Other current liabilities	371,396	354,266
Total current liabilities	505,867	503,607
Long-term indebtedness	1,713,199	1,150,521
Other liabilities	483,522	364,730
Total equity	3,878,192	3,406,724
Total liabilities and equity	$6,580,780	$5,425,582

STERIS plc
Segment Data

Financial information for each of the segments is presented in the following table. We disclose a measure of segment income that is consistent with the way management operates and views the business. The accounting policies for reportable segments are the same as those for the consolidated Company. Segment income is calculated as the segment’s gross profit less direct costs and indirect costs if the resources are dedicated to a single segment. Corporate costs include corporate and administrative functions, public company costs, legacy post-retirement benefits, and certain services and facilities related to distribution and research and development that are shared by multiple segments.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Healthcare	$521,662	$509,222	$1,392,247	$1,440,237
Applied Sterilization Technologies	176,462	156,266	498,371	463,459
Life Sciences	110,800	108,773	343,370	304,208
Total revenues	$808,924	$774,261	$2,233,988	$2,207,904
Operating income (loss):
Healthcare	$115,412	$105,227	$302,565	$298,777
Applied Sterilization Technologies	81,626	65,468	222,416	198,889
Life Sciences	41,541	37,731	136,435	103,085
Corporate	(47,941)	(45,260)	(158,463)	(151,613)
Total operating income before adjustments	$190,638	$163,166	$502,953	$449,138
Less: Adjustments
Amortization of acquired intangible assets	$23,194	$17,508	$62,649	$53,407
Acquisition and integration related charges	11,563	1,721	13,984	5,585
Redomiciliation and tax restructuring costs	296	487	850	3,274
(Gain) on fair value adjustment of acquisition related contingent consideration	(500)	—	(500)	—
Net loss on divestiture of businesses	—	76	5	2,553
Amortization of inventory and property "step up" to fair value	1,784	602	3,101	1,783
COVID-19 incremental costs	7,251	—	20,460	—
Restructuring charges	20	385	110	3,328
Total operating income	$147,030	$142,387	$402,294	$379,208

STERIS plc
Consolidated Condensed Statements of Cash Flows
(in thousands)
	Nine Months Ended December 31,
	2020	2019
Operating activities:	(Unaudited)	(Unaudited)
Net income	$308,720	$284,586
Non-cash items	186,264	163,524
Changes in operating assets and liabilities	6,801	(56,784)
Net cash provided by operating activities	501,785	391,326
Investing activities:
Purchases of property, plant, equipment, and intangibles, net	(164,497)	(153,649)
Proceeds from the sale of property, plant, equipment, and intangibles	417	387
Proceeds from the sale of businesses	—	439
Acquisition of businesses, net of cash acquired	(869,431)	(107,166)
Other	(2,392)	—
Net cash used in investing activities	(1,035,903)	(259,989)
Financing activities:
Proceeds from the issuance of long- term obligations	550,000	—
Payments on long-term obligations	(35,000)	—
Proceeds (payments) under credit facilities, net	23,782	(48,467)
Deferred financing fees and debt issuance costs	(3,122)	(1,206)
Acquisition related deferred or contingent consideration	(2,968)	(452)
Repurchases of ordinary shares	(14,560)	(40,322)
Cash dividends paid to ordinary shareholders	(99,696)	(91,595)
Contributions from noncontrolling interest	2,258	6,050
Distributions to noncontrolling interest	(627)	(840)
Payment for acquisition of subsidiary's interests in noncontrolling interest	(3,552)	—
Stock option and other equity transactions, net	26,018	22,958
Net cash provided by (used in) financing activities	442,533	(153,874)
Effect of exchange rate changes on cash and cash equivalents	24,506	1,134
(Decrease) in cash and cash equivalents	(67,079)	(21,403)
Cash and cash equivalents at beginning of period	319,581	220,633
Cash and cash equivalents at end of period	$252,502	$199,230

The following table presents a financial measure which is considered to be "non-GAAP financial measures" under Securities Exchange Commission rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to pay cash dividends, fund growth outside of core operations, fund future debt principal repayments, and repurchase shares. STERIS's calculation of free cash flows may vary from other companies.

	Nine Months Ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$501,785	$391,326
Purchases of property, plant, equipment, and intangibles, net	(164,497)	(153,649)
Proceeds from the sale of property, plant, equipment, and intangibles	417	387
Free Cash Flow	$337,705	$238,064

STERIS plc
Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

Management and the Board of Directors believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provides the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

To measure the percentage organic revenue growth, the Company removes the impact of acquisitions and divestitures that affect the comparability and trends in revenue. To measure the percentage constant currency organic revenue growth, the impact of changes in currency exchange rates and acquisitions and divestitures that affect the comparability and trends in revenue are removed. The impact of changes in currency exchange rates is calculated by translating current year results at prior year average currency exchange rates.

	Three months ended December 31, (unaudited)
	As reported, GAAP		Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Movements	GAAP Growth	Organic Growth	Constant Currency Organic Growth
	2020	2019	2020	2019	2020	2020	2020	2020
Segment revenues:
Healthcare	$521,662	$509,222	$15,533	$—	$2,357	2.4%	(0.6)%	(1.1)%
Applied Sterilization Technologies	176,462	156,266	—	—	4,182	12.9%	12.9%	10.2%
Life Sciences	110,800	108,773	—	—	2,046	1.9%	1.9%	—%
Total	$808,924	$774,261	$15,533	$—	$8,585	4.5%	2.5%	1.4%

	Nine months ended December 31, (unaudited)
	As reported, GAAP		Impact of Acquisitions	Impact of Divestitures	Impact of Foreign Currency Movements	GAAP Growth	Organic Growth	Constant Currency Organic Growth
	2020	2019	2020	2019	2020	2020	2020	2020
Segment revenues:
Healthcare	$1,392,247	$1,440,237	$15,533	$—	$1,387	(3.3)%	(4.4)%	(4.5)%
Applied Sterilization Technologies	498,371	463,459	—	—	5,243	7.5%	7.5%	6.4%
Life Sciences	343,370	304,208	—	—	2,470	12.9%	12.9%	12.1%
Total	$2,233,988	$2,207,904	$15,533	$—	$9,100	1.2%	0.5%	0.1%

	Three months ended December 31, (unaudited)
	Gross Profit		Income from Operations		Net Income attributable to shareholders		Diluted EPS
	2020	2019	2020	2019	2020	2019	2020	2019
GAAP	$345,861	$331,353	$147,030	$142,387	$114,501	$104,930	$1.33	$1.23
Adjustments:
Amortization of acquired intangible assets	5,709	330	23,194	17,508
Acquisition and integration related charges	120	490	11,563	1,721
Redomiciliation and tax restructuring costs	—	—	296	487
(Gain) on fair value adjustment of acquisition related contingent consideration	—	—	(500)	—
Net loss on divestiture of businesses	—	—	—	76
Amortization of inventory and property "step up" to fair value	1,786	617	1,784	602
COVID-19 incremental costs	3,867	—	7,251	—
Restructuring charges	—	833	20	385
Consideration received for pre-acquisitition arrangement					(7)	—
Net impact of adjustments after tax*					34,738	19,059
Net EPS impact							0.40	0.22
Adjusted	$357,343	$333,623	$190,638	$163,166	$149,232	$123,989	$1.73	$1.45
* The tax expense includes both the current and deferred income tax impact of the adjustments.

STERIS plc
Non-GAAP Financial Measures (Continued)
(in thousands, except per share data)

	Nine months ended December 31, (unaudited)
	Gross Profit		Income from Operations		Net Income attributable to shareholders		Diluted EPS
	2020	2019	2020	2019	2020	2019	2020	2019
GAAP	$961,466	$955,863	$402,294	$379,208	$308,549	$284,289	$3.59	$3.32
Adjustments:
Amortization of acquired intangible assets	11,059	1,236	62,649	53,407
Acquisition and integration related charges	313	1,300	13,984	5,585
Redomiciliation and tax restructuring costs	—	—	850	3,274
(Gain) on fair value adjustment of acquisition related contingent consideration	—	—	(500)	—
Net loss on divestiture of businesses	—	—	5	2,553
Amortization of inventory and property "step up" to fair value	3,096	1,891	3,101	1,783
COVID-19 incremental costs	16,335	—	20,460	—
Restructuring charges	—	2,661	110	3,328
Consideration received for pre-acquisitition arrangement					(826)	—
Net impact of adjustments after tax*					80,673	57,841
Net EPS impact							0.93	0.68
Adjusted	$992,269	$962,951	$502,953	$449,138	$388,396	$342,130	$4.52	$4.00
* The tax expense includes both the current and deferred income tax impact of the adjustments.

STERIS plc
Unaudited Supplemental Financial Data
Third Quarter Fiscal 2021
For the Periods Ending December 31, 2020 and 2019
	FY 2021	FY 2020	FY 2021	FY 2020
Total Company Revenues	Q3	Q3	YTD	YTD
Consumables	$198,466	$176,625	$519,652	$495,309
Service	433,610	410,466	1,218,062	1,198,708
Total Recurring	$632,076	$587,091	$1,737,714	$1,694,017
Capital Equipment	$176,848	$187,170	$496,274	$513,887
Total Revenues	$808,924	$774,261	$2,233,988	$2,207,904
Ireland Revenues	$20,316	$16,126	$51,779	$46,405
Ireland Revenues as a % of Total	3%	2%	2%	2%
United States Revenues	$572,397	$562,502	$1,613,554	$1,611,755
United States Revenues as a % of Total	71%	73%	72%	73%
International Revenues	$216,211	$195,633	$568,655	$549,744
International Revenues as a % of Total	27%	25%	25%	25%

Segment Data	FY 2021	FY 2020	FY 2021	FY 2020
Healthcare	Q3	Q3	YTD	YTD
Revenues
Consumables	$148,839	$130,255	$355,390	$362,370
Service	224,968	223,559	629,247	648,973
Total Recurring	$373,807	$353,814	$984,637	$1,011,343
Capital Equipment	147,855	155,408	407,610	428,894
Total Healthcare Revenues	$521,662	$509,222	$1,392,247	$1,440,237
Segment Operating Income	$115,412	$105,227	$302,565	$298,777

Applied Sterilization Technologies
Applied Sterilization Technologies Revenues	$176,462	$156,266	$498,371	$463,459
Segment Operating Income	$81,626	$65,468	$222,416	$198,889

Life Sciences
Revenues
Consumables	$49,627	$46,370	$164,262	$132,939
Service	32,180	30,641	90,444	86,276
Total Recurring	$81,807	$77,011	$254,706	$219,215
Capital Equipment	28,993	31,762	88,664	84,993
Total Life Sciences Revenues	$110,800	$108,773	$343,370	$304,208
Segment Operating Income	$41,541	$37,731	$136,435	$103,085

Corporate
Operating loss	$(47,941)	$(45,260)	$(158,463)	$(151,613)

Other Data	FY 2021	FY 2020	FY 2021	FY 2020
	Q3	Q3	YTD	YTD
Healthcare Backlog	$215,543	$209,917
Life Sciences Backlog	81,981	71,569
Total Backlog	$297,524	$281,486

GAAP Income Tax Rate	17.8%	21.9%	18.8%	18.8%
Adjusted Income Tax Rate	18.4%	20.0%	19.0%	18.6%

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company's most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.